1 Q3 2023 Redwood Review October 30, 2023 Exhibit 99.3

2 Cautionary Statement; Forward-Looking Statements This presentation contains forward-looking statements, including statements regarding our 2023 forward outlook, current illustrative returns on assets that are either distributed through our various channels or retained on our balance sheet, estimates of upside and potential earnings in our investment port folio from embedded discounts to par value on securities, outlook on jumbo residential loan purchase opportunities, and opportunities to capture jumbo residential mortgagee banking market share. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will, ” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. These forward- looking statements are subject to risks and uncertainties, including, among other things, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the Securities and Exchange Commission, including Current Reports on Form 8-K. Additionally, this presentation contains estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those referred to above, that could cause results to differ materially from those expressed in these publications and reports.

3 Redwood’s mission is to make quality housing, whether rented or owned, accessible to all American households Detailed Endnotes are included at the end of this presentation. 29-Year Track Record of Strong Performance and Earnings Generation Diversified Product Set with Balanced Earnings Streams Industry Leading Operating Platforms Best-in-Class Securitization Platforms and Distribution Channels Control Credit through Disciplined Underwriting Ability to Organically Create Assets for Balance Sheet Innovative Technology Organically and Through Partnerships Deep and Experienced Management Team O UR D I F F ERENTI ATO RS IN TEGRATED BUSI NESS M ODEL ®

4 Poised to Capitalize on Generational Shift in How Mortgages are Funded Long-Tenured Bank & Non-Bank Seller Network Solutions Provider to Parts of Housing Market Not Well Served by Government Programs Diversified Product Set Serving Homeowners and Housing Investors Deep Distribution Channels that Support Diversified Product Offerings      Redwood’s Leadership in Housing Finance Has Never Been More Relevant Than It Is Today Detailed Endnotes are included at the end of this presentation.

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Redwood is a Full Spectrum Mortgage Platform

Redwood provides strategic capital for sustainable innovation in housing finance

	Investment Portfolio	Residential Mortgage Banking	Business Purpose Mortgage Banking
Strategy / Overview	Includes assets organically created through mortgage banking activities and investments sourced through partnerships and third parties	Market leading non-Agency correspondent platform serving 185 bank and non-bank originators REDWOOD RESIDENTIAL	Leading direct life-cycle lender to single-family and multifamily housing investors; Term and Bridge loans COREVEST A DIVISION OF REDWOOD TRUST
Products*	<u>Organically Created</u> RMBS & BPL <u>Third-Party Purchased</u> RPLs, HEI, CRT, Multifamily Securities	Prime Jumbo, Expanded Prime Jumbo and Non-QM Loans	<u>Term</u> Single-Family Rental ("SFR"), Multifamily <u>Bridge</u> Multifamily, Build/Renovate to Rent, Fix & Flip
% of Allocated Capital(1)	81%	10%	9%
Annual Addressable Market Opportunity(2)	~$45bn	~$170bn Jumbo Lock Volume (Flow) ~$1tr+ Jumbo Loan Sales	~$130bn (SFR + Multifamily)

Detailed Endnotes are included at the end of this presentation.
*BPL refers to business purpose loans. RPLs refer to reperforming loans. HEI refers to home equity investments. CRT refers to credit risk transfer.

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6 Q3’23 Financial Performance $1.5 billion of allocated capital Detailed Endnotes are included at the end of this presentation. Earnings Available for Distribution (“EAD”) and EAD Return on Equity (“EAD ROE”) are non -GAAP measures. See “Non-GAAP Measures” slides in the Endnotes for additional information and reconciliation to GAAP metrics. Earnings Per Share GAAP Book Value Common Dividend Capital Allocation(4) Return on Equity Financing & Capital Recourse Leverage Ratio(6) Unrestricted Cash ($mm) Q3’23 Total Economic Return: (3.6)% (2) 9.0% Indicative Dividend Yield as of September 30, 2023(3) GAAP ROE Non-GAAP EAD ROE(5) GAAP EPS (Diluted) Non-GAAP EAD Per Share (1) (Basic) Q3’23 Q2’23 Q3’23 Q2’23 $8.77 $9.26 Q3'23 Q2'23 $0.09 $0.14 Q3'23 Q2'23 $0.16 $0.16 Q3'23 Q2'23 $204 $357 Q3'23 Q2'23 2.3x 2.2x Q3'23 Q2'23 Investment Portfolio 81% Residential Mortgage Banking 10% Business Purpose Mortgage Banking 9% ($0.29) $0.00 Q3'23 Q2'23 (12.3)% 4.3% 0.4% 6.2%

7 Q3’23 Business Performance Detailed Endnotes are included at the end of this presentation. Note: Totals may not foot due to rounding. ▪ Increased capital allocated to this segment to $150 million, up from $80 million in Q2’23 ▪ Distributed $391 million of loans through securitization ($338 million) and whole loan sales ($54 million) ▪ $1.6 billion of locks(1), representing a significant QoQ increase driven by growth in seller base and favorable securitization market ▪ Achieved gross margins of 80bps during the quarter, within our historical 75bps to 100bps range Residential Mortgage Banking ▪ Deployed approximately $70 million of capital into internally sourced investments, while generating incremental capital from sales of non-strategic third-party assets Investment Portfolio ▪ Unrestricted cash and cash equivalents of $204 million at September 30, 2023 ▪ $2.2 billion of excess capacity on warehouse facilities as of September 30, 2023 Financing & Capital ▪ $411 million of loan fundings (74% bridge / 26% term) ▪ Volumes increased modestly QoQ driven by a 10% increase in bridge fundings ▪ Distributed $340 million of BPL loans through private securitization ($278 million) and whole loan sales ($62 million) BPL Mortgage Banking ▪ Closed SEMT 2023-4 securitization, backed by $369 million of jumbo loans ▪ Priced securitization backed by HEI, with approximately $139 million of securities expected to be issued through co-sponsored deal(3) ▪ Sold $44 million of BPL term loans ▪ Repurchased approximately $5 million of convertible debt due July 2024(4) Q4’23 QTD Activity(2)

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Select Q3'23 Corporate Highlights

Jumbo Loan Network

REDWOOD TRUST

50+ New or Re-Established Bank Seller Relationships in Q3'23

✓ To date, over 50% of these new sellers have already begun selling Redwood loans(1)

Distribution Activity

REDWOOD TRUST

Distributed ~$730 Million of Loans

✓ Through securitizations and whole loan sales, we distributed $730 million of residential and BPL loans

Product & Platform Launch

REDWOOD TRUST

Launched Aspire, In-House HEI Platform

✓ Formally launched Aspire, HEI origination platform to support homeowners' ability to access the equity in their homes

ESG

REDWOOD TRUST

Issued Annual ESG Report with Enhanced Disclosure

✓ For the second consecutive year, published an ESG report in accordance with SASB Standards, demonstrating our continued progress on ESG disclosure

Detailed Endnotes are included at the end of this presentation.

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Basel III Endgame: Bank Regulatory Capital in Focus

While it will take time for the Basel III regulations to be finalized, banks have already begun responding to forthcoming changes

Summary of Basel III Endgame

- In July 2023, Basel III Endgame was unveiled, proposing stricter capital requirements for banks with over $100 billion in assets
- Banks are expected to comply with these changes before the official compliance date (estimated mid-2028)
- Coupled with higher capital requirements, we expect changes to meaningfully impact bank business models going forward, including sales of mortgage production or ceding of market share[1]

Banks are Already Preparing for Basel III Endgame

“ Looking ahead to Basel III finalization, we intend to adapt and manage to the new rules very quickly as we have shown in the **past…**

- Jamie Dimon, JPM Q3'23 Earnings Conference Call

“ And while the ultimate impact of potentially higher capital requirements won't be known until the Basel III Endgame is finalized, we have been actively working through mitigating actions.

- Jane Fraser, Citi Q3'23 Earnings Conference Call

Proposed Risk Weight Impact to Bank Holdings of Mortgages[2]

- More stringent stress testing including treatment of mortgage holdings
- Higher overall capital thresholds
- Inclusion of AOCI in capital for larger cohort of banks
- Higher risk-transfer thresholds for regulatory capital relief transactions


Basel III Endgame Proposed Risk Weight for Residential Mortgages
Risk Weight
40%
45%
50%
60%
70%
90%
≤50%
50% < LTV ≤ 60%
60% < LTV ≤ 80%
80% < LTV ≤ 90%
90% < LTV ≤ 100%
LTV >100%

Detailed Endnotes are included at the end of this presentation.

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10 Substantial Opportunity for Redwood Residential Detailed Endnotes are included at the end of this presentation. Shifting regulatory landscape could result in massive opportunity for our Residential Mortgage Banking platform(1) Jumbo Market Share by Lender Type(3) A significant portion of this market share could change hands Holdings of Jumbo Loans by Bank Portfolios(2) We have seen an increase in pools for sale from banks, a trend that we expect to continue(1) We see an opportunity to unlock market and wallet share as depositories pivot to an “originate to sell” model $900 $1,100 $1,300 $1,500 2018 2019 2020 2021 2022 2023 $ B ill io n s o f Ju m b o L o a n s H e ld o n B a n k B a la n c e S h e e ts Of the $2.8 trillion of residential assets held on bank balance sheets, $1.4 trillion are jumbo loans 2021 – Q2’2023 Jumbo Market Share Others, 17% Regional Banks, 28% Non-Banks, 12% Money-Center Banks, 43%

11 Update on Our Progress in Residential Mortgage Banking Detailed Endnotes are included at the end of this presentation. Even if volumes in the jumbo origination market remain lower than historical averages, we still see considerable opportunity to capture incremental market share(1) Market Share Banking Partners Loan Purchases Lock Volume 189% 50% 50+ ~4% Q3’23 Estimated Market Share (Up from ~1% in Q2’23)(2) New or Re-Established Depository Relationships Onboarded in the Third Quarter of Total Q3’23 Purchase Volume from Banks QoQ Increase in Lock Volumes(3)

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Redwood's Ability to Source, Retain and Distribute Assets

We play an integral role in providing liquidity to the housing market while sourcing and retaining assets for our investors and our own portfolio

Asset Creation + Fee-Based Revenue

Through our operating businesses (Residential and Business Purpose Mortgage Banking) we organically create assets that are either distributed through our various channels or retained on our balance sheet

COREVEST
A DIVISION OF REDWOOD TRUST

REDWOOD RESIDENTIAL

Asset Distribution

- ✓ Securitization
- ✓ Whole Loan Sales
- ✓ Managed Funds / Joint Ventures

- Asset distribution of our mortgage banking products generates:
  - Origination Fees
  - Gain on Sale
  - Asset Management Fees
  - Ancillary Fees
  - Warehouse Interest Income

15-20%+
Current Illustrative Returns(1)

Asset Retention

- ✓ Residential Subordinate RMBS
- ✓ Interest-Only RMBS
- ✓ SFR Term Subordinate MBS
- ✓ SFR Term Interest-Only MBS
- ✓ Bridge Loans
- ✓ MSRs

- Asset retention of our organically created assets generates:
  - Net Interest Income
  - Risk Adjusted Returns

~12-18%
Current Illustrative Returns(1)

Detailed Endnotes are included at the end of this presentation.

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13 Continued Evolution of Distribution Channels Detailed Endnotes are included at the end of this presentation. Distribution has served as our key differentiator and we continue to evolve our channels as institutions place a premium on access to our assets ▪ Since inception, Redwood has built best-in-class securitization programs (Sequoia and CAFL) while also growing a distinguished and reliable network of whole loan buyers ▪ ~$100 billion of loans sold or securitized since inception ▪ The efficiency of these distribution channels has served as a critical differentiator for our platform Public Securitizations Where We’ve Been How We’re Evolving ▪ In recent quarters, we have witnessed continued interest from private credit partners in Redwood’s asset creation and sourcing capabilities ▪ In light of this demand, we have evolved our distribution channels and intend to continue pursuing additional structures across our platforms ▪ We continue to see additional channels / strategies for distribution that allow us to further: ▪ Deliver solutions to borrowers and lenders ▪ Enhance the efficiency of our capital ▪ Create durable and differentiated revenue streams for our shareholders Whole Loan Sales Private Securitizations Joint Ventures Separately Managed Accounts (“SMAs”) / Alternative Syndications      Active Channel In-Progress Channel

14 Launch of Home Equity Investment (“HEI”) Platform Detailed Endnotes are included at the end of this presentation. In Q3’23, we formally launched our in-house HEI platform, Aspire, to support homeowners’ ability to access the equity in their homes ▪ After nearly five years of investing in third-party originated HEI, Redwood formally launched Aspire, our own in-house HEI origination platform ▪ Aspire’s competitive strengths include: ▪ Leverages Redwood’s existing operating infrastructure ▪ Robust access to financing and capital markets ▪ Differentiated and efficient customer acquisition strategy ▪ Quality products and solutions ▪ Regulatory expertise and credibility ▪ Mission alignment ▪ Our in-house platform can help support the scale and institutionalization of this growing product Why Invest in Home Equity Now? Record Levels of Home Equity(1) U.S. home equity has continued to trend near record highs for years, creating a significant addressable market for HEI Home equity remains elevated as low housing inventory and high mortgage rates reduce turnover $30 Trillion 2013 2018 2023 Source: Federal Reserve; Piper Sandler. Supply Technicals Support Home Prices(2) Home ownership is at multi-decade highs while available listings are at historical lows, providing support to overall home prices 1983 20232003 Source: John Burns Research and Consulting, LLC. Data subject to revisions. 0 10 20 30 40 50 60 70 80 90 100 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 O w n e r O c c u p ie d H o u s in g U n it s (m m ) L is ti n g s ( m m ) Listings Owner-Occupied Housing Units

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Strong Balance Sheet Supports Our Strategic Objectives

Leverage

- Recourse leverage remains below historical range, notwithstanding an increase in warehouse borrowings to support growth in Residential Mortgage Banking
- We remain focused on maintaining a disciplined and flexible leverage profile

Recourse Leverage Ratio (1)



2.8x
2.3x
2.2x
2.3x
Q4'22
Q1'23
Q2'23
Q3'23

Liquidity

- We maintain the ability to unlock additional capital organically through further optimization of secured leverage
  - Portfolio recourse leverage of 1.0x

Unrestricted Cash ($mm)



$259
$404
$357
$113
Aug'23
CONV (2)
$244
$204
Q4'22
Q1'23
Q2'23
Q3'23

Secured Financing

- In Q3'23, we renewed maturing loan warehouse financing facilities with key counterparties (representing ~$1.0 billion of capacity)
- As of 9/30/23, we maintained $2.2 billion of excess warehouse capacity

Utilized Capacity by Counterparty Type



Insurance 9%
Asset Manager 33%
Domestic Money-Center Bank 58%

Detailed Endnotes are included at the end of this presentation.

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16 Operating Businesses & Investment Portfolio

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REDWOOD RESIDENTIAL

Residential Mortgage Banking

We have reallocated capital to our Residential Mortgage Banking segment as significant opportunities for forward flow relationships have emerged

Q3'23 Quarterly Overview

- $1.6 billion of locked loans(1) and $0.8 billion of loans purchased
  - 50% of purchase volume came from depositories, up from 10% in Q2'23
- Significant increase in lock and purchase volumes in Q3'23 driven by:
  - Onboarding of new depository loan sellers during the second and third quarter
  - Increased origination market share for independent mortgage banks ("IMBs")
  - Bulk loan sales from IMBs and banks
- Distributed $391 million of loans, predominantly through securitization activity
- Segment capital allocation of $150 million, up from $80 million in Q2'23 and $15 million in Q1'23
- In Q4'23, closed $369 million securitization (SEMT 2023-4)(2)
- Segment GAAP return and non-GAAP adjusted return of 15%*

Redwood Residential Purchase and Lock Volume(1)



$ billions
189% QoQ Increase in Lock Volumes(1)
343% QoQ Increase in Purchase Volumes
$0.5
$0.3
$0.0
$0.1
$0.1
$0.1
$0.6
$0.2
$1.6
$0.8
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Locked Jumbo Loans
Purchased Jumbo Loans

Looking ahead, we intend to leverage our flow purchase relationships to drive volumes and profitability

Detailed Endnotes are included at the end of this presentation.
*Adjusted returns are non-GAAP measures. See "Non-GAAP Measures" slides in the Endnotes for additional information and reconciliation to GAAP metrics.

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18 Business Purpose Mortgage Banking Q3’23 Quarterly Overview Composition of Q3’23 Quarterly Fundings(1) Detailed Endnotes are included at the end of this presentation. We remain focused on originating loans secured by strong asset fundamentals and business plans with experienced sponsorship teams Quarterly Funded Volume ($mm) Term (26%) Bridge (74%) ▪ CoreVest funded $411 million of loans in Q3’23 (74% bridge / 26% term) ▪ Volumes increased modestly QoQ driven by a 10% QoQ increase in bridge fundings while term fundings were lower due to the impact of benchmark rates on overall activity ▪ Segment profitability increased QoQ driven primarily by improved margins ▪ Distributed $340 million of BPL loans through private securitization ($278 million) and whole loan sales ($62 million) ▪ Looking ahead, we expect sustained demand from sponsors seeking fixed-rate bridge loans, or term loans with more prepayment flexibility $411mm $99 $135 $174 $129 $106 $470 $289 $264 $278 $305 $570 $424 $438 $406 $411 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Term Bridge Multifamily 9% Renovate / Build to Rent 42% Fix and Flip 9% Other 14% Term 26%

19 Business Purpose Lending – Market Trends Detailed Endnotes are included at the end of this presentation. Demand for our BPL products remains strong and supported by market fundamentals BPL Demand and Return Drivers Housing Affordability Crisis Drives Rental Demand(2) Occupancy Levels Remain Elevated(1) Monthly Cost to Own vs Rent is Increasingly Expensive(1) Overall occupancy levels remain high (particularly in Build for Rent) given rental demand Low housing affordability results in more renters staying in place, supporting occupancies and rents The cost to own a home has been steadily increasing relative to cost to rent an apartment or single-family unit H o u s in g A ff o rd a b ili ty In d e x The cost to own a home is at its widest spread relative to SFR and apartment costs in almost 20 years Source: John Burns Research and Consulting, LLC. Data subject to revisions. Source: John Burns Research and Consulting, LLC. Data subject to revisions. Source: National Association of Realtors, Bloomberg, Piper Sandler. We’ve seen continued borrower demand amid higher interest rates Housing affordability is now at its lowest level in at least 20 years Rental housing supply shortage and rental demand have driven healthy cash flows and low vacancy rates   50 100 150 200 250 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2000-21 Avg.  $0 $1,000 $2,000 $3,000 $4,000 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 SFR Index Apartment Rent Index Avg Cost Entry Level Home 80.0% 85.0% 90.0% 95.0% 100.0% 2018 2019 2020 2021 2022 2023 Build-to-Rent Apartment Single-Family Rental

20 Multifamily and Other, $145 HEI, $317 RPL Securities, $256 Business Purpose Bridge Loans, $2,177 SFR (CAFL) Securities, $316 Residential Jumbo (SEMT) Securities, $306 MSRs & Other, $48 Investment Portfolio Q3’23 Quarterly Performance $3.6 Billion Housing Credit Investments Organically Created (80%) Detailed Endnotes are included at the end of this presentation. We see ongoing opportunities for capital deployment into our core investment strategies $1.2bn Third Party $0.7bn (20%) BPL $2.5bn (70%) Residential $0.4bn (10%) Figures ($mm) Summary of Investment Portfolio at 9/30/23 by Economic Investments(1) by Capital (2) ▪ Despite challenging market technicals, fundamental performance of our Investment Portfolio continues to be driven by strong employment data, embedded equity protection via loan seasoning and borrowers motivated to stay current on their low-coupon mortgages ▪ In Q3’23, we deployed approximately $70 million of capital into internally sourced investments, while generating incremental capital from sales of non-strategic third-party assets, which were executed at a premium to prior quarter marks Multifamily and Other 10% HEI 16% RPL Securities 9% Business Purpose Bridge Loans 42% SFR (CAFL) Securities 12% Residential Jumbo (SEMT) Securities 9% MSRs & Other, <1% (2)

21 $7.13 $8.77 $3.26 Share Price 9/30/23 Book Value 9/30/23 Potential Book Value Upside on Securities (1) Net Portfolio Discount to Par by Investment(1) $3.26 Per Share Illustrative Potential Book Value Upside(1) Detailed Endnotes are included at the end of this presentation. Potential Book Value Per Share Upside Driven by Underlying Asset Strength(1) As of 9/30/23, the weighted average carrying value of our securities portfolio was 62% of face(3) We believe continued credit performance in our underlying securities portfolio could contribute to our ability to realize potential upside in book value over time Delinquencies (% 90+ DQ)HPA Adjusted LTVs(2) Securities Portfolio Characteristics and Fundamentals Remain Strong SLST (RPL) SEMT (Jumbo) CAFL (BPL Term) Other Third Party Underlying Loan Seasoning (Years) Assets are supported by many years of HPA well in excess of modeled expectations Delinquencies remain low and well below their long-term averages Balanced portfolio of seasoned assets with significant built up equity SLST (RPL) SEMT (Jumbo) CAFL (BPL Term) Other Third Party - - - Represents LTV at Origination 16.8 6.0 3.5 17.4 10.4 0.9 1.9 0.5 9.1 0.9 3.7 0.2 8.6 0.9 3.7 0.7 Q1'23 Q2'23 Q3'23 Third Party, 3% SLST (RPL Securities), 49% SEMT (Jumbo), 17% CAFL (BPL Term), 32% 45% 41% 30% 40% 50% 60% 70% 80% 90% 100% 2019 2020 2021 2022 2023 SEMT SLST

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REDWOOD INVESTMENTS

Investment Portfolio - BPL Bridge Loans

Our bridge loan portfolio is predominantly comprised of multi-asset loans that we originate directly to dynamic underwriting guidelines that reflect current market conditions

Summary of Our Bridge Portfolio

- A significant portion of our borrowers utilize bridge loans or lines of credit to aggregate rental properties
  - 88%+ of loans backed by multiple assets
- Q3’23 90 day+ delinquency of 4.0% (from 4.9% in Q2’23) inclusive of successful loss mitigation resolutions completed during the quarter
  - Delinquencies remained within modeled expectations (historical range of 2% to 6%)
  - Cumulative life-to-date losses of 0.23% on over $5 billion of bridge loans

Bridge Loan Credit Characteristics

	Q3’23 Bridge Portfolio	Q2’23 Bridge Portfolio
Market Value ($mm)[1]	$2,208	$2,161
Average LTV (as repaired)	62%	62%
Average LTC	78.2%	79%
Average Loan Size per Asset (,000s)	$688	$715
Average Loan/Facility Size ($mm)	$4.5	$4.6
90 Day+ DQ	4.0%	4.9%
REO	2.2%	0.6%

Strategies



Fix and Flip 5%
Other 8%
Multifamily 44%
Renovate/Build to Rent 43%

87% in Multifamily or Renovate/Build to Rent

Loan Geography
(Top 10)



17% GA
16% TX
10% IL
8% FL
6% NJ
6% LA
6% TN
5% AL
4% CA
3% NY

Strong geographic diversification

Loan Maturity



24 - 36 Months 1%
0 - 12 Months 51%
12 - 24 Months 48%

Majority of maturities are within the next 24 months

Vintage
(Origination Year)



2020 3%
2021 28%
2022 55%
2023 14%

Our current exposure is *predominantly ‘21-’22 loans*

Detailed Endnotes are included at the end of this presentation.
Note: Pie charts on this slide include all CoreVest-originated bridge loans as well as those purchased from third parties. Composition percentages are based on unpaid principal balance.

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RWT

RWT HORIZONS®

Invests primarily in early-stage companies that drive innovation in financial and real estate technology

RWT Horizons Opportunity Thesis

- ✓ Enhance efficiency and scale in Redwood businesses
- ✓ Early-stage companies with opportunity for valuation upside
- ✓ Partnerships drive growth and technological enhancements
- ✓ Alignment with **Redwood's** mission, values and goals

Q3'23 Portfolio Composition



Other
24%
Blockchain/Web3
16%
Alternative Financing Solutions
14%
Lending Infrastructure
12%
Marketing/LeadGen
11%
Construction Technology
11%
Real Estate Technology
12%

6 portfolio companies are artificial intelligence ***("AI") companies or have AI as an extension of their*** core product offering

RWT Horizons by the Numbers

$28mm+ of Investment Commitments

2 New Investments in **Q3'23**

35 Total Investments

28 Portfolio Companies

Detailed Endnotes are included at the end of this presentation.

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24 Financial Results

25 Detailed Endnotes are included at the end of this presentation. Income Statement ($ in millions, except per share data) Three Months Ended 9/30/2023 6/30/2023 Net interest income Investment portfolio $ 31 $ 37 Mortgage banking 2 1 Corporate (unsecured debt)(1) (13) (12) Total net interest income 20 26 Non-interest income (loss) Residential mortgage banking activities, net 9 7 Business Purpose mortgage banking activities, net 10 9 Investment fair value changes, net (31) (5) Other income, net 2 4 Realized gains, net — 1 Total non-interest income (loss), net (10) 17 General and administrative expenses (30) (31) Portfolio management costs (4) (3) Loan acquisition costs (2) (1) Other expenses (5) (5) Provision for income taxes (2) — Net income (loss) $ (31) $ 3 Dividends on preferred stock (2) (2) Net income (loss) available (related) to common stockholders $ (33) $ 1 Earnings (loss) per diluted common share $ (0.29) $ 0.00

26 Detailed Endnotes are included at the end of this presentation. Balance Sheet ($ in millions) 9/30/2023 6/30/2023 Residential loans - held-for-sale $ 611 $ 197 Residential loans - held-for-investment 5,236 5,259 Business purpose loans - held-for-sale 103 283 Business purpose loans - held-for-investment 5,147 4,944 Consolidated Agency multifamily loans 421 420 Real estate securities 129 167 Home equity investments 431 427 Other investments 340 356 Cash and cash equivalents 204 357 Other assets 399 387 Total assets $ 13,021 $ 12,797 Short-term debt $ 1,477 $ 1,457 Other liabilities 217 230 ABS issued 8,392 8,183 Long-term debt, net 1,830 1,802 Total liabilities 11,915 11,673 Equity 1,106 1,124 Total liabilities and equity $ 13,021 $ 12,797

27 Detailed Endnotes are included at the end of this presentation. Changes in Book Value per Common Share ($ in per share) Three Months Ended 9/30/2023 6/30/2023 Beginning book value per common share $ 9.26 $ 9.40 Basic earnings (loss) attributable to common shares (0.29) — Changes in accumulated other comprehensive income Unrealized gains (losses) on available-for-sale (AFS) securities, net (0.03) — Common dividends (0.16) (0.16) Equity compensation, net 0.02 0.01 Other, net (0.03) 0.01 Ending book value per common share $ 8.77 $ 9.26

28 Detailed Endnotes are included at the end of this presentation. Capital Allocation Summary ($ in millions) As of September 30, 2023 As of 6/30/23 Fair Value of Assets (1) Recourse Debt Non-Recourse Debt (2) Total Capital Total Capital Residential Mortgage Banking Loans and other working capital (3) $ 698 $ (548) $ — $ 150 $ 80 Business Purpose Mortgage Banking Loans and other working capital (3) 129 (54) — 75 100 Platform premium 55 — — 55 58 Total 184 (54) — 130 158 Investment Portfolio Residential organic investments 355 (218) — 137 140 Business purpose organic investments 2,493 (644) (1,197) 652 589 Third-party investments 718 (304) — 414 470 Total 3,566 (1,166) (1,197) 1,203 1,199 Corporate (excluding debt) (4) 305 — — 305 485 Total / Capital 4,753 (1,769) (1,197) 1,787 1,922 Corporate debt — (681) — (681) (798) Total / Equity $ 4,753 $ (2,450) $ (1,197) $ 1,106 $ 1,124

29 Detailed Endnotes are included at the end of this presentation, including details regarding our non-GAAP measures. Mortgage Banking Key Results ($ in millions) Q3 2023 Q2 2023 Business Purpose Mortgage Banking Residential Mortgage Banking Total Business Purpose Mortgage Banking Residential Mortgage Banking Total Net interest income $ 1 $ 1 $ 2 $ 1 $ 1 $ 1 Mortgage banking activities 10 9 19 9 7 17 Other income 1 — 1 1 — 1 Mortgage banking income (loss) 12 10 23 11 8 19 Operating expenses (14) (5) (19) (16) (4) (20) Benefit from income taxes — (1) — 1 (1) 1 Net contribution (GAAP) $ (1) $ 4 $ 3 $ (3) $ 3 $ — Adjustments: Investment fair value changes — — — — — — Acquisition related expenses 3 — 3 3 — 3 Organizational restructuring charges — — — — — — Tax effect of adjustments (1) — (1) (1) — (1) EAD Net Contribution (non-GAAP) (1) $ 1 $ 4 $ 6 $ (1) $ 3 $ 2 Capital utilized (average for period) (2) $ 92 $ 120 $ 212 $ 100 $ 30 $ 130 Return on capital (GAAP) (5)% 15% 6% (13)% 43% — % EAD Net Contribution return on capital (non-GAAP) (1) 5% 15% 11% (3)% 43% 7 % Production Volumes Term loan fundings $ 106 $ 129 Bridge loan fundings $ 305 $ 278 Residential loan locks $ 1,637 $ 567 Residential loan purchase commitments (fallout adjusted) $ 1,272 $ 437

30 Detailed Endnotes are included at the end of this presentation, including details regarding our non-GAAP measures. Investment Portfolio Key Results ($ in millions) Three Months Ended 9/30/2023 06/30/2023 Net interest income $ 31 $ 37 Investment fair value changes, net (31) (2) Realized gains/(losses), net — 1 Other income 3 4 Operating expenses (7) (6) (Provision for) benefit from income taxes (1) (1) Net contribution (GAAP) $ (6) $ 32 Adjustments: Investment fair value changes, net 31 2 Change in basis of investments 9 8 Realized (gains)/losses, net — (1) Tax effect of adjustments (1) 1 EAD net contribution (non-GAAP) (1) $ 34 $ 42 Capital utilized (average for period) $ 1,196 $ 1,214 Return on capital (GAAP) (2) % 11 % EAD net contribution return on capital (non-GAAP) (1) 11% 14 % At period end Carrying values of assets $ 3,566 $ 3,630 Secured recourse debt (1,166) (1,158) Secured non-recourse debt (1,197) (1,273) Capital invested $ 1,203 $ 1,199 Recourse leverage ratio (2) 1.0x 1.0x

31 Detailed Endnotes are included at the end of this presentation. Recourse Debt Scheduled Maturities ($ in millions) Recourse Debt Balances ($ in millions) At September 30, 2023 At June 30, 2023 Secured Debt Fair Value of Secured Assets Non- Marginable Debt (1) Marginable Debt (1) Total Secured Debt Unsecured Debt Total Recourse Debt Average Borrowing Cost (2) Total Recourse Debt Average Borrowing Cost (2) Corporate debt $ — $ — $ — $ — $ 681 $ 681 6.8% $ 798 6.5 % Securities portfolio 737 288 238 526 — 526 6.2% 546 6.0 % BPL term loans 48 40 — 40 — 40 7.6% 185 7.5 % BPL bridge loans 668 479 — 479 — 479 8.0% 436 7.8 % Residential loans 609 314 234 548 — 548 7.3% 177 7.3 % HEI Options 230 127 — 127 — 127 9.9% 130 9.8 % MSR(3) 80 — 48 48 — 48 8.6% 47 8.4 % Total $ 2,370 $ 1,249 $ 520 $ 1,769 $ 681 $ 2,450 7.2% $ 2,320 7.0%

32 Endnotes

RWT

Non-GAAP Measures

Earnings Available for Distribution ("EAD") and EAD Return on Capital ("EAD ROE")

EAD and EAD ROE are non-GAAP measures derived from GAAP Net income (loss) available (related) to common shares and GAAP return on common equity ("GAAP ROE"), respectively. EAD is defined as: GAAP net income (loss) available (related) to common shares adjusted to (i) exclude investment fair value changes; (ii) exclude acquisition related expenses; (iii) adjust for change in economic basis of investments; (iv) exclude realized gains and losses; (v) exclude certain organization restructuring charges; and (vi) adjust for the hypothetical income taxes associated with those adjustments. EAD ROE is defined as EAD divided by average common equity. We believe EAD and EAD ROE provide supplemental information to assist management and investors in analyzing the Company's results of operations and help facilitate comparisons to industry peers. Specifically, the adjustment for the change in economic basis of investments helps to distinguish between the component of market value changes of our investments associated with the passage of time based on our estimated economic yield (i.e., "the change in the economic basis"), from the component related to changes in benchmark interest rates, credit spreads and other factors, which can be volatile and may not be indicative of future economic performance of our investments. Management also believes that EAD and EAD ROE are metrics that can supplement its analysis of the Company's ability to pay dividends, by providing an indication of the current income generating capacity of the Company's business operations as of the quarter being presented – and when used for this type of analysis, management focuses on EAD for its most recently completed quarter and does not generally analyze quarterly EAD results against the prior-year quarter or EAD results accumulated across quarters. More generally, EAD and EAD ROE should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income (loss) available (related) to common shares, GAAP ROE or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.

	Three Months Ended	
$ in millions	9/30/2023	6/30/2023
GAAP net income (loss) available (related) to common shares	$(33)	$1
Adjustments:		
Investment fair value changes, net[(1)]	$31	$5
Change in economic basis of investments[(2)]	9	8
Realized (gains)/losses, net[(3)]	—	(1)
Acquisition related expenses[(4)]	3	3
Organizational restructuring charges[(5)]	—	1
Tax effect of adjustments[(6)]	—	—
Earnings Available for Distribution (non-GAAP) to common shares	$11	$16
Earnings (loss) per basic common share	$(0.29)	$—
EAD per basic common share (non-GAAP)	$0.09	$0.14

Footnotes:

1. Investment fair value changes, net includes all amounts within that same line item on our consolidated statements of income, which primarily represents both realized and unrealized gains and losses on our investments and associated hedges.
2. Change in economic basis of investments is an adjustment representing the difference between GAAP interest income for those investments and their current estimated economic income. We derive estimated economic income each quarter by first calculating the internal rate of return ("IRR") for an investment, using the investment's carrying value at the beginning of the quarter (which for nearly all of our investments is fair value) and our projected future cash flows for the investment (the same cash flows we use to value the assets at the beginning of the quarter, which include any expected losses). We apply this IRR (or estimated economic yield) to the average carrying value of the asset for the reported quarter to derive what we refer to as "estimated economic income." This adjustment is prospective in nature and is recalculated each quarter without regard to an investment's historical basis. As such, this measure should not be utilized to assess results cumulatively over multiple quarters. It is meant to provide an estimate of the yield we expect an investment to generate as of the beginning of each quarter, if held on a long-term basis.

33

34 Footnotes Continued: 3. Realized (gains)/losses, net includes all amounts w ithin that line item on our consolidated statements of income. 4. Acquisition related expenses include transaction expenses paid to third-parties related to the acquisition of Riverbend, ongoing amortization of intangible assets related to the Riverbend, CoreVest and 5 Arches acquisitions and any changes in the contingent consideration liability related to the potential earnout consideration for the acquisition of Riverbend. 5. In response to business and market developments in 2022, Redw ood reduced its workforce - w ith effective dates for employee departures spanning the third quarter of 2022 through the second quarter of 2023. Organizational restructuring charges represent employee severance and related transition expenses associated w ith this reduction in force. 6. The tax effect of adjustments represent the hypothetical income taxes associated w ith all adjustments used to calculate EAD.

RWT

Non-GAAP Measures

EAD Net Contribution and EAD Net Contribution Return on Capital

EAD Net Contribution and EAD Net Contribution Return on Capital are non-GAAP measures derived from GAAP Net Contribution and GAAP Return on Capital, respectively. EAD Net Contribution presents a measure of the profitability of our business operations and is defined as GAAP Net Contribution adjusted to (i) exclude investment fair value changes, net; (ii) adjust for change in economic basis of investments; (iii) exclude realized gains and losses; (iv) exclude acquisition related expenses; (v) exclude organizational restructuring charges; and (vi) adjust for the hypothetical income taxes associated with these adjustments. Each of these adjustments to arrive at EAD Net Contribution are the same adjustments used to calculate EAD, as applicable to each segment for which it is being calculated. EAD Net Contribution Return on Capital presents a measure of profitability relative to the amount of capital utilized in the operations of each segment during a period and is calculated by dividing annualized non-GAAP EAD Net Contribution by the average capital utilized by the segment during the period. Management utilizes these measures internally in analyzing each of the Company's business segments' contribution to EAD. See prior slide for a further description of how management utilizes EAD and why EAD may assist investors, as well as limitations related to using EAD-based metrics. We caution that EAD Net Contribution and EAD Net Contribution Return on Capital should not be utilized in isolation, nor should they be considered as alternatives to GAAP Net Contribution, GAAP Return on Capital or other measurements of results of operations computed in accordance with GAAP. The following table presents a reconciliation of GAAP net contribution from our segments, reconciled to EAD Net Contribution, and the associated GAAP return on capital and non-GAAP EAD Net Contribution Return on Capital.

	Q3 2023			Q2 2023		
$ in millions	Business Purpose Mortgage Banking	Residential Mortgage Banking	Investment Portfolio	Business Purpose Mortgage Banking	Residential Mortgage Banking	Investment Portfolio
Net contribution (GAAP)	$ (1)	$ 4	$ (6)	$ (3)	$ 3	$ 32
Adjustments:						
Investment fair value changes, net	—	—	31	—	—	2
Change in basis of investments	—	—	9	—	—	8
Realized (gains)/losses, net	—	—	—	—	—	(1)
Acquisition related expenses	3	—	—	3	—	—
Organizational restructuring charges	—	—	—	—	—	—
Tax adjustments	(1)	—	(1)	(1)	—	1
EAD Net Contribution (non-GAAP)	$ 1	$ 4	$ 34	$ (1)	$ 3	$ 42
Capital utilized (average for period)	$ 92	$ 120	$ 1,136	$ 100	$ 30	$ 1,214
Return on capital (GAAP)	(5)%	15 %	(2)%	(13)%	43 %	11 %
EAD Net Contribution return on capital (non-GAAP)	5 %	15 %	11 %	(3)%	43 %	14 %

(1) See footnotes to table on prior page for a full description of these adjustments.

35

36 Slide 5 (Redwood is a Full Spectrum Mortgage Platform) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Allocated capital includes working capital and platform premium for mortgage banking operations and all investments net of associated debt for investment portfolio. Note, capital allocation excludes corporate capital and RWT Horizons. Further detail on the components of allocated capital is included in the Financial Results section of this presentation. 2. Annual Addressable Market Opportunity. Residential Mortgage Banking opportunity for Jumbo Lock Volume based on 1H’23 jumbo volumes (annualized). Residential Mortgage Banking opportunity for Jumbo Loan Sales based on quantity of jumbo loans held on bank balance sheets (Source: JP Morgan Research). Business Purpose Mortgage Banking based on combined opportunity for SFR and Multifamily Rental. SFR based on September 2023 data and potential financing opportunity for SFR of $128 billion over 3-4 years (Source: John Burns Research and Consulting, LLC and internal Company estimates). Multifamily based on Freddie Mac 2023 multifamily origination estimate of $370 billion and applying the estimated percentage from latest available FNMA data for origination by non-traditional multifamily lenders. Investment Portfolio represents estimated investment opportunities across private label securities (“PLS”) subordinate securities, Credit Risk Transfer (“CRT”), HEI, Multifamily, Non-QM, NPL/RPL, Bridge and CAFL® SFR investments (Source: internal Company estimates). Endnotes Slide 6 (Q3’23 Financial Performance) Source: Company financial data as of September 30, 2023 unless otherwise noted. Market data per Bloomberg as of September 30, 2023. 1. Earnings Available for Distribution (“EAD”) is a non-GAAP measure. See slide in the Endnotes section of this presentation for additional information and reconciliation to GAAP net income. 2. Total economic return is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period, divided by beginning period GAAP book value per common share. 3. Indicative dividend yield based on RWT closing stock price of $7.13 on September 30, 2023. 4. Allocated capital includes working capital and platform premium for mortgage banking operations and all investments net of associated debt for investment portfolio. Capital allocation excludes corporate capital and RWT Horizons. Further detail on the components of allocated capital is included in the Financial Results section of this presentation. 5. EAD ROE is a non-GAAP metric. Please refer to Non-GAAP Measures in the Endnotes section of this presentation for additional information. 6. Recourse leverage ratio at September 30, 2023 is defined as recourse debt at Redwood exclusive of other liabilities, divided by tangible stockholders' equity. Recourse debt excludes $8.4 billion of consolidated securitization debt (ABS issued and servicer advance financing) and $0.9 billion of other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $55 million of goodwill and intangible assets.

37 Endnotes Slide 7 (Q3’23 Business Performance) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process. 2. Includes Q4’23 activity through October 28, 2023. 3. This securitization priced on October 23, 2023 and is expected to close on October 31, 2023. 4. Represents repurchase activity that settled after September 30, 2023. Slide 8 (Select Q3’23 Corporate Highlights) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Represents new or re-established banks that have locked production with Redwood through October 27, 2023 Slide 9 (Basel III Endgame: Bank Regulatory Capital in Focus) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Represents management’s expectations and actual results may differ materially. 2. Mayer Brown and BTIG research. Slide 10 (Substantial Opportunity for Redwood Residential) 1. Represents management’s expectations and actual results may differ materially 2. Source: JP Morgan Research, CoreLogic, Bank Filings and S&P. 3. Jumbo Market Share by Lender Type based on Inside Mortgage Finance data for jumbo origination volumes from January 2021 through June 2023. Slide 11 (Update on Our Progress in Residential Mortgage Banking) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Represents management’s expectations and actual results may differ materially 2. Current market share based on Redwood’s Q3’23 jumbo lock volume (annualized). Market size based on 1H’23 jumbo volume (annualized). 3. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process. Slide 12 (Redwood’s Ability to Source, Retain and Distribute Assets) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Represents management’s expectations and actual results may differ materially. Slide 13 (Continued Evolution of Distribution Channels) Source: Company financial data as of September 30, 2023 unless otherwise noted. Slide 14 (Launch of Home Equity Investment (“HEI”) Platform) 1. Source: Federal Reserve; Piper Sandler. 2. Source: John Burns Research and Consulting, LLC. Data subject to revisions. Slide 15 (Strong Balance Sheet Supports Our Strategic Objectives) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Recourse leverage ratio at September 30, 2023 is defined as recourse debt at Redwood exclusive of other liabilities, divided by tangible stockholders' equity. Recourse debt excludes $8.4 billion of consolidated securitization debt (ABS issued and servicer advance financing) and $0.9 billion of other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $55 million of goodwill and intangible assets. 2. $244 million represents our unrestricted cash position as of June 30, 2023 adjusted for repayment of our convertible notes due August 2023 which were fully repaid at maturity, using cash on hand.

38 Endnotes Slide 17 (Residential Mortgage Banking) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process. 2. Includes Q4’23 activity through October 27, 2023. Slide 18 (Business Purpose Mortgage Banking) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Composition percentages are based on unpaid principal balance. Slide 19 (Business Purpose Lending – Market Trends) 1. Source: John Burns Research and Consulting, LLC. Data subject to revisions. Occupancy data through September 30, 2023. 2. Source: National Association of Realtors, Bloomberg, Piper Sandler. Slide 20 (Investment Portfolio) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Figures reflect our investments held in our Investment Portfolio on balance sheet and our economic interests in securities we own in securitizations we consolidate in accordance with GAAP (and excludes the assets within these consolidated securitizations that appear on our balance sheet) as of September 30, 2023. 2. $145 million of “Multifamily, CRT, and Other” includes $43 million net investment of multifamily securities, $5 million of third-party securities, and $97 million of other investments. Slide 21 (Potential Book Value Per Share Upside Driven by Underlying Asset Strength) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Represents potential book value per share upside on our securities portfolio due to the net discount to par value, net of portfolio hedges. There are several factors that may impact our ability to realize all, or a portion, of this amount which may be outside our control, including credit performance and prepayment speeds. Actual realized book value returns may differ materially. 2. Source: Bloomberg (HPI LTV (Amort) %), Home Price Indexed Amortized Loan to Value. 3. Represents the market value of subordinate securities at September 30, 2023 divided by the outstanding principal balance at September 30, 2023 as a dollar price per $100 par value. Slide 22 (Investment Portfolio - BPL Bridge Loans) Source: Company financial data as of September 30, 2023 unless otherwise noted. 1. Represents the market value of our bridge loans held for investment and held for sale at the time periods presented. Slide 23 (RWT Horizons) Source: Company financial data as of September 30, 2023 unless otherwise noted. Slide 25 (Appendix: Income Statement) 1. Net interest expense from “Corporate (unsecured debt)” consists primarily of interest expense on corporate unsecured debt as well as net interest income from Legacy Sequoia consolidated VIEs.

39 Endnotes Slide 28 (Appendix: Capital Allocation Summary) 1. Amounts of assets in our Investment Portfolio, as presented in this table, represent our economic interests (including our economic interests in consolidated VIEs) and do not present the assets within VIEs that we consolidate under GAAP (except for our CAFL Bridge VIEs). See our GAAP Balance Sheet and Reconciliation to Non-GAAP Economic Balance Sheet in the Supplemental Financial Tables available on our website for additional information on consolidated VIEs. 2. Non-recourse debt presented within this table excludes ABS issued from certain securitizations consolidated on our balance sheet, including Residential Jumbo (SEMT), BPL Term (CAFL), Freddie Mac SLST and K- Series, and HEI, as well as non-recourse debt used to finance certain servicing investments. 3. Capital allocated to mortgage banking operations represents the working capital we have allocated to manage our loan inventory at each of our operating businesses. This amount generally includes our net capital in loans held on balance sheet (net of financing), capital to acquire loans in our pipeline, net capital utilized for hedges, and risk capital. For Business Purpose Mortgage Banking segment, does not include platform premium. 4. Corporate capital includes among other things, capital allocated to RWT Horizons and other strategic investments as well as available capital. Slide 29 (Appendix: Mortgage Banking Key Results) 1. EAD Net Contribution and EAD Net Contribution Return on Capital are non-GAAP measures. Please refer to Non-GAAP Measures in the Endnotes section of this presentation for additional information on these measures. 2. Capital utilized for business purpose mortgage banking operations does not include platform premium. Slide 30 (Appendix: Investment Portfolio Key Results) 1. EAD Net Contribution and EAD Net Contribution Return on Capital are non-GAAP measures. Please refer to Non-GAAP Measures in the Endnotes section of this presentation for more information on these measures. 2. Recourse Leverage ratio is calculated as Secured recourse debt balances divided by Capital invested, as presented within this table. Slide 31 (Appendix: Recourse Debt Balances) 1. Non-marginable debt and marginable debt refers to whether such debt is subject to margin calls based solely on the lender’s determination in its discretion of the market value of underlying collateral that is non- delinquent. Non-marginable debt may be subject to a margin call due to delinquency or another credit event related to the mortgage or security being financed, a decline in the value of the underlying asset securing the collateral, an extended dwell time (i.e., period of time financed using a particular financing facility) for certain types of loans, or a change in the interest rate of a specified reference security relative to a base interest rate amount, among other reasons. 2. Average borrowing cost represents the weighted average contractual cost of recourse debt outstanding at the end of each period presented and does not include deferred issuance costs or debt discounts. 3. Includes certificated mortgage servicing rights.